                                                                       EXHIBIT 8




                       [Letterhead of Sullivan & Cromwell]








                                                      February 6, 2002

Sterling Bancorp
         650 Fifth Avenue
                  New York, NY 10019-6108

Ladies and Gentlemen:

         As special tax counsel to Sterling Bancorp Trust I (the "Trust") and Sterling Bancorp in connection with the issuance of up to $25,000,000 aggregate liquidation amount of the Cumulative Trust Preferred Securities of the Trust (the "Securities"), we hereby confirm to you our opinion as set forth under the heading "United States Federal Income Tax Consequences" in the Registration Statement, subject to the limitations set forth therein.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "United States Federal Income Tax Consequences" in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                                      Very truly yours,


                                                      /s/ Sullivan & Cromwell